UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☒	Soliciting Material Pursuant to §240.14a-12.

ANGIOTECH PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Angiotech Pharmaceuticals, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Angiotech Pharmaceuticals, Inc.

Commission File No.: 000-30334

Forward Looking Statements

Statements contained in this transcript that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimate,” “continue,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for the second half of 2008 and beyond, our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research development and product and drug development. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions, both nationally and in the regions in which we operate; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development and to expand manufacturing and commercialization activities or consummate acquisitions. In addition, our business is subject to certain operating risks that may cause the actual results expressed or implied by the forward-looking statements in this transcript to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete pre-clinical and clinical development of our products; changes in business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the continued availability of capital to finance our activities; and any other factors referenced in our other filings with the Securities and Exchange Commission. Given these uncertainties, assumptions and risk factors, readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this transcript to reflect future results, events or developments.

Additional Information and Where to Find It

In connection with the proposed establishment of separate royalty and operating businesses, Angiotech filed a preliminary proxy statement with the SEC. The preliminary proxy statement is not yet final and will be amended. Shareholders are urged to read the final proxy statement (and all amendments and supplements to it) and other materials that Angiotech may file with the SEC when they become available in their entirety, because they contain important information about the proposed transaction. The final proxy statement will be mailed to Angiotech’s shareholders. Shareholders will be able to obtain free copies of the final proxy statement, as well as Angiotech’s other filings, without charge, at the SEC’s Web site (www.sec.gov) when they become available. Copies of the filings may also be obtained without charge from Angiotech by directing a request to: Angiotech Pharmaceuticals, Inc., 1618 Station Street, Vancouver, British Columbia, Canada V6A 1B6, Attention: Investor Relations (Tel: (604) 221-7676).

Participants in the Solicitation

Angiotech and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Angiotech common shares in respect of the proposed transaction. Information about the directors and executive officers is set forth in Angiotech’s Annual Report on Form 40-F for the most recently ended fiscal year, which was filed with the SEC on March 31, 2008, and Angiotech’s proxy statement for its 2008 annual and special general meeting of shareholders, filed with the SEC on July 22, 2008. Additional information regarding the interests of such potential participants will be included in the final proxy statement and the other relevant documents filed with the SEC when they become available.